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                  [Diamond Multimedia Systems, Inc. Letterhead]


FOR IMMEDIATE RELEASE

AT DIAMOND MULTIMEDIA                        AT THE FINANCIAL RELATIONS BOARD
At Diamond Multimedia:                       Lise Needham (general information)
James M. Walker, Sr. VP, CFO                 Renee Sarrail (analyst contact)
(408) 325-7333                               (415) 986-1591
Ken Wirt, VP Marketing
(408) 325-7376

                    DIAMOND MULTMEDIA ANNOUNCES RESTRUCTURING
             REDEPLOYING RESOURCES TO MORE PROPRIETARY PRODUCT LINES

SAN JOSE, CALIF. -- NOVEMBER 12, 1998 -- Diamond Multimedia Systems, Inc. (Nasdaq: DIMD), a leader in interactive multimedia and PC entertainment, today announced plans to implement a cost reduction program in its base business, including a reduction in force of approximately 20% of its combined full time and temporary work force. In addition, several other cost reduction steps are being taken, including the elimination of a number of low margin product lines, the closing of several small offices, transition to an offshore turn-key manufacturing model and further strengthening of both in-house and channel inventory controls. The Company expects that the cost reduction actions will result in a one-time charge of approximately $17 - $19 million in the fourth quarter.

"At the end of the third quarter, we announced the implementation of a short-cycle inventory model as a first step toward reducing our inventory cost structure," said William J. Schroeder, president and chief executive officer. "While we believe this step is in our long-term business interests, we concluded that further changes across the company were necessary to reduce our overall operating cost structure while still maintaining appropriate resources to provide excellent service to our customers and grow new product categories. We examined our overall business model and made a number of difficult decisions with three primary goals in mind. First, we want to significantly change the model for our current base graphics and modem lines of business to maximize profit and cash flow potential and reduce risk. Second, we want to keep our operating expense levels as low as possible, without cutting into essential resources, to provide room to invest in new, more attractive lines of business. Third, we want to focus the Company on higher margin and more proprietary product lines. In this regard, promising new product lines in which we are currently investing include our line of home networking products, marketed under the HomeFree brand, and our portable Internet music player, the Rio. Further, as announced earlier today, we are working with IBM on an exclusive basis to bring their professional graphics architecture, developed for the UNIX workstation market, to the Windows NT market.

"With those three goals in mind, the Company is taking the following steps:

1. We are reorganizing several areas of the Company and will eliminate approximately 120


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     full time positions and 60 temporary positions. Job reductions will come from across all departments and all geographic regions, although the heaviest concentration will be in the operations area as we progress to a more fully turn-key model.

2. We are increasing our focus on controlling channel inventory levels. Because our stated goal is to have no more than four weeks of inventory in the channel, we have adopted an accounting policy to reserve all gross margins on any inventory shipped into the channel that exceeds four weeks of supply.

3. Subject to the terms and conditions of our authorized distributor and retailer contracts and in conjunction with our goal of limiting inventory in the channel to four weeks, we will work with our channel customers to reduce our exposure to price protection risk.

4. We will focus our development and marketing resources on a limited number of architectures and suppliers.

5. We have opened a logisitics center in Asia, closer to our third party manufacturing partners, with a goal to have all of our volume product lines in full turn-key mode by the first quarter of 1999. The focus of our U.S. Logistics Center will be narrowed to new product launch plus packaging and distribution for the Americas.

"We believe that the above steps, along with the introduction of several new, more proprietary products, including Rio, HomeFree and our new Fire GL professional graphics products based on the IBM architecture, will return us to a more stable, predictable and profitable business model," Schroeder concluded.

"While we believe that the above steps are necessary, they will impact our fourth quarter financial performance," said James M. Walker, senior vice president and chief financial officer. "In addition to the charge mentioned above, we expect to complete our valuation analysis of the Micronics acquisition which, as we previously announced, will result in a charge of approximately $5 - $7 million in the fourth quarter for in process R & D. On a forward-looking operating basis, however, we believe the above steps should result in improved gross margin and reduced on-going operating expense levels."

ABOUT DIAMOND MULTIMEDIA

Diamond Multimedia is driving the interactive multimedia market by providing advanced solutions for home, business and professional desktop computer users, enabling them to create, access and experience compelling new media content from their desktops and through the Internet. Diamond accelerates multimedia from the Internet to the user with products that include the Stealth and Viper(R) series of media accelerators, the Monster series of entertainment 3D and sound accelerators, the Fire series of professional 3D accelerators, the Micronics series of system boards, the Supra(R) series of modems, and the HomeFree line of home networking products. Diamond's common stock is traded on the Nasdaq Stock Market under the symbol DIMD, and its web site address is www.diamondmm.com.

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The above statements concerning future results, and in particular the statements regarding revenues from new product launches, improved control of inventory, higher inventory turns, higher margins, new product categories, and improved profitability constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those projected. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the graphics accelerator and PC multimedia market, the modem market, the home networking market, the Internet appliance market, the professional graphics market and the general economy, the volume and timing of orders received during the period, the timing of new product introductions by the Company and its competitors, the Company's ability to reduce channel inventories and minimize price protection exposures, product line maturation, competitive factors, such as rival chipset designs and pricing pressures, the availability of third-party components products at reasonable prices, inventory risks due to shifts in market demand and/or price erosion of purchased components, changes in product mix, distribution channels, and costs associated with the development, manufacture and market introduction of new products.

Additional risks are detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K filed on March 24, 1998 and the most recent 10-Q filed on August 14, 1998. The Company may, from time to time, make additional written and oral forward-looking statements, including statements contained in the Company's filings with the Securities and Exchange Commission and its reports to shareholders. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the Company. Readers should carefully review the risk factors described in the documents the Company files from time to time with the Securities and Exchange Commission.